Exhibit 99.2

Slide:    1 Title:  First Quarter Fiscal Year 2014 Earnings Call November 26, 2013 Other Placeholder:    1

Slide:    2 Title:  Forward-Looking Statements and Use of Non-GAAP Financial Measures Body:         This presentation contains forward-looking statements, including statements regarding future sales, expected operating performance, expenses, margins, profitability, earnings, interest expense, effective tax rate, merchandising and marketing initiatives and industry growth forecasts. Forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the results expressed in the forward-looking statements. These factors include, but are not limited to: if the general economy performs poorly, discretionary spending on goods that are, or are perceived to be, “luxuries” may decrease; the concentration of a substantial portion of the Company’s sales in three, relatively brief selling seasons means that the Company’s performance is more susceptible to disruptions; if the Company does not achieve targeted sales growth its operating results and earnings will be adversely impacted; most of the Company’s sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company’s ability to obtain and produce products at favorable prices; the Company’s sales are dependent upon mall traffic; the Company operates in a highly competitive industry; the financing market remains difficult, and if we are unable to meet the financial commitments in our current financing arrangements it will be difficult to replace or restructure these arrangements; and changes in regulatory requirements may increase the cost or adversely affect the Company’s operations and its ability to provide consumer credit and write credit insurance. For other factors, see the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended July 31, 2013, and subsequent reports on Forms 10-Q and 8-K. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances, except as required by law.This presentation contains certain non-GAAP measures as defined by SEC rules. One of these non-GAAP measures is EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization.  A second non-GAAP measure is adjusted EBITDA, which is further adjusted to exclude charges related to store closures.  We use these measurements as part of our evaluation of the performance of the Company.  In addition, we believe these measures provide useful information to investors.  Please refer to the appendix at the back of this presentation for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.Other Placeholder:       2

Slide:    3 Title:  Q1 Fiscal Year 2014 Financial Highlights Body:    Comparable store sales (1)Up 5.4% at constant exchange ratesZales branded stores up 7.5%...follows a 4.8% rise in Q1 FY13Peoples branded stores up 8.4% at constant exchange rates…follows a 7.3% rise in Q1 FY13Exclusive, branded products continue to drive strong performanceContinued improvement in margins and bottom lineGross margin up 20 basis pointsOperating margin up 30 basis points Loss per share improved $0.05 Other Placeholder:    3         (1) Comparable Store Sales exclude revenue recognized from warranties. The sales results of new stores are included beginning with the thirteenth full month of operations, and the sales results of closed stores are excluded from the calculation. Comparable store sales include associated ecommerce businesses.

Slide:    4 Title:  Foundation Set for Holiday…Merchandise Body:      Exclusive, branded product expansions:Vera Wang LOVE The Celebration Diamond Collection®Candy Colored Diamonds and Gemstones™Testing new exclusive, branded collections with a focus on Fashion Other Placeholder:          4

Slide:    5 Title:  Foundation Set for Holiday…Marketing Body:        Other Placeholder:  5         Integrated across new and traditional mediaTV campaign builds on emotional affinity of The Diamond StoreIncreased focus on exclusive, branded collections Social campaign support via YouTube, Facebook, Instagram and Twitter

Slide:    6 Title:  Foundation Set for Holiday…Field Teams and Stores Body:     Other Placeholder:  6         Enhanced product, technical and sales training for store personnelTechnology upgrades completed in approximately 25% of fine jewelry storesImproved store environment to enrich guest experience

Slide:    7 Title:  Q1 Fiscal Year 2014 Financial Highlights (1) Body:          Revenues increased $5 million to $363 millionComparable store sales up 4.4%; up 5.4% at constant exchange ratesOffset by 87 net store closures Gross margin of $194 million, or 53.4%, compared to $190 million, or 53.2%SG&A expense of $208 million, or 57.4% of revenues, compared to $206 million, or 57.8% of revenuesPrior year quarter included Other Gains primarily related to a favorable $1.9 million legal settlementOperating loss of $22 million, or 6.1% of revenues, compared to an operating loss of $23 million, or 6.4% of revenuesInterest expense of $6 million, flat with prior year quarterNet loss of $27 million, or $0.83 per share, an improvement of      $1 million, or $0.05 per shareImpact of favorable prior year legal settlement was approximately 60 basis points of operating margin and $0.06 earnings per shareOther Placeholder:          7         (1) All comparisons are to Q1 Fiscal Year 2013

Slide:    8 Other Placeholder:          8 Title:  Drivers of Improvement in Net Loss Q1 FY13 to Q1 FY14 $1.0 Million Improvement      (In Millions of USD)          $3.5

Slide:    9 Title:  Q1 Fiscal Year 2014 Comparable Store Sales Detail (1) Body: Total Company up 4.4%, following a 3.9% rise in Q1 FY13Up 5.4% at constant exchange rates, following a 3.7% rise in Q1 FY13Zales branded stores up 7.5%, following a 4.8% rise in Q1 FY13U.S. Fine Jewelry brands up 6.3%, following an 3.9% rise in Q1 FY13Peoples branded stores up 8.4% at constant exchange rates, following a 7.3% rise in Q1 FY13Up 3.1% at reported rates, following an 8.9% rise in Q1 FY13Canadian Fine Jewelry brands up 7.3% at constant exchange rates, following a 4.0% rise in Q1 FY13Up 2.0% at reported rates, following a 5.5% rise in Q1 FY13Piercing Pagoda down 1.8%, following a 2.0% rise in Q1 FY13Other Placeholder:    9         (1) Comparable store sales include the associated ecommerce businesses.

Slide:    10 Title: Q1 Fiscal Year 2014 Balance Sheet and Liquidity Body:       Cash and cash equivalents of $14 million compared to $15 million at October 31, 2012Inventory stood at $903 million compared to $908 million at October 31, 2012Capital expenditures of $9 million compared to $7 million in prior year quarterTotal debt at $506 million, down $19 million from $524 million at October 31, 2012Current net revolver availability at $231 million Fixed charge coverage ratio at 2.6, above key threshold of 1.0Other Placeholder:         10

Slide:    11 Title: Fiscal Year 2014 Expectations Body:     Continued revenue growthPositive comps driven by Zales and Peoples and by increased penetration of exclusive, branded productsPartially offset by net store closures (approximately 250 basis points) Majority in regional brands of Gordon’s and Mappins as well as Pagoda kiosksTotal net closures of 60 to 65 retail locationsOperating margin expansion of 50+ basis points Net benefits from sourcing efficiencies and commodity costsPartially offset by higher investments in SG&ATax expense of about $2 to $3 millionInterest expense approximately flat with FY13Diluted share count expected to be approximately 45 million at current stock price Capital expenditures of $40 to $45 millionNew store openings and remodels in core brandsIT infrastructure investments…point-of-sale systems and store modernizationOther Placeholder: 11

Slide:    12 Title: Appendix Other Placeholder:   12

Strategic Focus for Fiscal Year 2014

Prudently investing in our business to drive profitable growth and long-term shareholder value

- Grow exclusive, branded collections to 13%+ of fine jewelry revenues
- Enhance store sales productivity
- Expand gross margin through sourcing and other initiatives
- Invest in our people
- Increase promotion and marketing effectiveness
- Advance omnichannel integration
- Position company for accelerated growth in FY15 and beyond






CELEBRATION

ZALE CORPORATION 13

Slide:    14 Title: Trailing Twelve Months Adjusted EBITDA (1) (2) (3)          ($ in Millions)     Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to store closures.  Please refer to the appendix at the back of this presentation for a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure. Other Placeholder:       14        (In Millions of USD)          (3)   Beginning in the first quarter of fiscal  year 2012, we changed the method of recognizing revenue related to lifetime warranties.  The change positively impacted fiscal year 2012 revenues by approximately $35 million.       (2)   Certain prior year amounts have been reclassified to conform to our fiscal year 2014 presentation.

Slide:    15 Title: Reconciliation of Trailing Twelve Months Earnings (Loss) from Continuing Operations to Adjusted EBITDA(1) (2)           ($ in Millions) Other Placeholder:      15        (2)   Beginning in the first quarter of fiscal  year 2012, we changed the method of recognizing revenue related to lifetime warranties.  The change positively impacted fiscal year 2012 revenues by approximately $35 million.       (1)   Certain prior year amounts have been reclassified to conform to our fiscal year 2014 presentation.

Slide:    16 Other Placeholder:         16 Title: Store Count by Brand